BUZZFEED, INC. REPORTS Q2 2025 RESULTS AND DELIVERS STRONG REVENUE GROWTH
Company Advances Strategic Priorities with Direct Audience Growth, AI Development, and Increased Platform Independence
NEW YORK – (August 7, 2025) – BuzzFeed, Inc. (“BuzzFeed,” the “Company,” “we,” or “our”) (Nasdaq: BZFD) today announced its financial results for the quarter ended June 30, 2025. The Company delivered strong revenue growth while continuing to execute on its strategy to reduce platform dependencies, expand scalable revenue streams, and invest in future-oriented initiatives.
“I’m proud of what our team was able to accomplish in Q2,” said Jonah Peretti, BuzzFeed Founder and CEO. “We returned to growth, driven by double digit gains in both commerce and programmatic advertising, our most scalable and tech enabled revenue lines. Our latest feature film hit #1 on Hulu in June. And we’ve begun beta testing on BF Island, our AI-native social media app. We’ve transformed and diversified our business and it is gratifying to see these efforts are continuing to bear fruit.”
“This quarter reflects continued momentum in our transformation efforts,” said Matt Omer, BuzzFeed CFO. “We’re seeing strong performance in programmatic advertising and affiliate commerce — two of our most scalable and reliable revenue lines. Combined with a more efficient cost structure and growing direct audience engagement, these results reinforce the durability of our model and our long-term strategy.”
Second Quarter 2025 Financial and Operational Highlights for Continuing Operations1
●Total revenue was $46.4 million, compared to $41.1 million in Q2 2024, an increase of 13% year-over-year.
○Advertising revenue slightly declined to $22.6 million, compared to $23.2 million in Q2 2024, reflecting a 3% drop.
●This was driven by a $2.3 million, or 31%, decrease in direct-sold advertising revenue, reflecting market softness and the Company’s strategic focus on programmatic.
●Programmatic advertising grew 11% year-over-year to $17.4 million, demonstrating continued improvements in yield and targeting.
○Content revenue increased 53% to $10.7 million, compared to $7.0 million in Q2 2024.
●Studio revenue increased nearly fourfold, up $4.7 million year-over-year, primarily driven by the delivery of a feature film project.
●This was partially offset by a $1.0 million, or 17%, decline in direct-sold content.
○Commerce and other revenue rose 20% to $13.1 million, compared to $10.9 million in Q2 2024.
●Organic affiliate commerce grew 23% year-over-year, adding $12.8 million, supported by strong audience demand and an expanding partner base.
●Net loss from continuing operations was $10.6 million, compared to $5.4 million in Q2 2024, primarily driven by a non-recurring charge on loss on extinguishment of convertible notes.
●Adjusted EBITDA2 improved to $2.0 million, compared to $0.8 million in Q2 2024, which reflects a one-time $2.4 million reversal that positively impacted quarterly results and will not recur.
1 The historical financial results of Complex Networks and First We Feast have been reflected as discontinued operations in our condensed consolidated financial statements. Amounts presented throughout this earnings release are on a continuing operations basis.
2 As used throughout, Adjusted EBITDA is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” below for a description of how it is calculated and the tables at the back of this earnings release for a reconciliation of our GAAP and non-GAAP financial results.

●Total U.S. Time Spent3 across BuzzFeed’s properties was 69.9 million hours, compared to 71.0 million hours in Q2 2024, with a 3% increase relative to Q1 2025, making BuzzFeed the only company in its competitive set to grow Time Spent this period.
Business and Content Highlights
●Traffic diversification:
○61% of BuzzFeed owned and operated traffic now comes from direct visits, internal referrals, and app activity, reducing dependence on external algorithms and platforms. HuffPost’s homepage referrals grew 12% year-over-year and now account for three quarters of its total pageviews.
●Enhanced audience engagement:
○Nearly half of BuzzFeed and HuffPost’s daily users return more than once a week, with logged-in users on BuzzFeed.com tripling over the past two years.
●Leader in Time Spent:
○BuzzFeed, Inc. maintained its position with 69.9 million U.S. hours of Time Spent in Q2, with BuzzFeed.com leading all individual competitors at 36.4 million hours and HuffPost recording 20.7 million hours.
●High-margin revenue stream growth:
○Both programmatic advertising and organic affiliate commerce delivered year-over-year growth for five consecutive quarters.
●Studio business momentum:
○Renewed focus on IP development and long-form content providing protection from algorithmic shifts.
○Our feature film with Lionsgate, “F*** Marry Kill,” topped charts as the #1 movie on Hulu in June, and the studio recently wrapped production on the highly anticipated “Girls Like Girls” with Focus Features.
○Three more film projects are set to enter production in the second half of 2025.
●BF Island development:
○The Company opened beta testing of its AI-native social media platform, and plans to expand to select BuzzFeed community members by the end of Q3.
First Half 2025 Results
●Total revenue reached $82.4 million, compared to $78.1 million in the first half of 2024, an increase of 5%.
●Net loss from continuing operations improved 29% to $23.1 million, compared to $32.3 million in the first half of 2024.
●Adjusted EBITDA losses improved significantly by 71% to $3.9 million, compared to $13.5 million in the first half of 2024.
Reaffirming Full Year 2025 Financial Outlook
●Revenue expected in the range of $195 million to $210 million.
●Adjusted EBITDA expected in the range of $10 million to $20 million.
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to “Forward-Looking Statements” below for information on factors that could cause our actual results to differ materially from these forward-looking statements.
3 Refer to the definition of “Time Spent” below.

Refer to “Non-GAAP Financial Measures” below for a description of how Adjusted EBITDA is calculated. While Adjusted EBITDA is a non-GAAP financial measure, we have not provided guidance for the most directly comparable GAAP financial measure — net income (loss) from continuing operations — due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary to forecast such a measure. Accordingly, a reconciliation of non-GAAP guidance for Adjusted EBITDA to the corresponding GAAP measure is not available.
Quarterly Conference Call
BuzzFeed’s management team will hold a conference call to discuss our second quarter 2025 results today, August 7, at 5:00 PM ET. The call will be available via webcast at investors.buzzfeed.com under the heading News and Events, and parties interested in participating must register at the same location. While it is not required, it is recommended you join 5 minutes prior to the event start time. A replay of the call will be made available at the same URL.
We have used, and intend to continue to use, the Investor Relations section of our website at investors.buzzfeed.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Definitions
BuzzFeed reports revenues across three primary business lines: Advertising, Content, and Commerce and other. The definition of “Time Spent” is also set forth below.
●Advertising revenues are primarily generated from advertisers, both programmatically and directly, for ads distributed against our editorial and news content, including display, pre-roll, and mid-roll video products. We distribute these ad products across our owned and operated sites as well as third-party platforms, primarily YouTube and Apple News.
●Content revenues are primarily generated from clients for custom assets, including both long-form and short-form content, from branded quizzes to Instagram takeovers to sponsored content. Studio generally includes revenue from films, content licensing, TV projects, and other projects inspired by BuzzFeed IP.
●Commerce and other revenues consist primarily of affiliate commissions earned on transactions initiated from our editorial shopping content. Revenues from our product licensing businesses are also included here.
●Time Spent captures the time audiences spend engaging with our content across our owned and operated sites, as well as YouTube and Apple News, as measured by Comscore. This metric excludes time spent with our content on platforms for which we have minimal advertising capabilities that contribute to our advertising revenues, including Instagram, TikTok, Facebook, Snapchat, and X (formerly Twitter). There are inherent challenges in measuring the total actual number of hours spent with our content across all platforms; however, we consider the data reported by Comscore to represent industry-standard estimates of the time actually spent on our largest distribution platforms with our most significant monetization opportunities.
About BuzzFeed, Inc.
BuzzFeed, Inc. is home to the best of the Internet. Across entertainment, news, food, pop culture, and commerce, our brands drive conversation and inspire what audiences watch, read, and buy now — and into the future. Born on the Internet in 2006, BuzzFeed is committed to making it better: providing trusted, quality, brand-safe news and entertainment to hundreds of millions of people; making content on the Internet more inclusive, empathetic, and creative; and inspiring our audience to live better lives.
Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and represent key metrics used by management and our board of directors to measure the operational strength and performance of our business, to establish budgets, and to develop operational goals for managing our business. We define Adjusted EBITDA as net (loss) income from continuing operations, excluding the impact of net (loss) income attributable to noncontrolling interests, income tax provision (benefit), interest expense, net, other expense (income), net, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, restructuring costs, transaction-related costs, certain litigation costs, and other non-cash and non-recurring items that management believes are not indicative of ongoing operations. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue for the same period.
We believe Adjusted EBITDA and Adjusted EBITDA margin are relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by our management. There are limitations to the use of Adjusted EBITDA and Adjusted EBITDA margin and our Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
Adjusted EBITDA and Adjusted EBITDA margin should not be considered a substitute for measures prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Forward-Looking Statements
Certain statements in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts (including our outlook for 2025), or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “affect,” “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) macroeconomic factors including: adverse economic conditions in the United States and globally, including the potential onset of recession; potential government shutdowns or failure to raise the U.S. federal debt ceiling; current global supply chain disruptions; the ongoing conflicts in the Middle East and between Russia and Ukraine and any related sanctions and geopolitical tensions, and further escalation of trade tensions between the U.S. and its trading partners; tariffs; the inflationary environment; and the competitive labor market; (2) developments relating to our competitors and the digital media industry, including overall demand of advertising in the markets in which we operate; (3) demand for our products and services or changes in traffic or engagement with our brands and content; (4) changes in the business and competitive environment in which we and our current and prospective partners and advertisers operate; (5) our future capital requirements, including, but not limited to, our ability to obtain additional capital in the future, any restrictions imposed by, or commitments under, agreements governing any future indebtedness, and any restrictions on our ability to access our cash and cash equivalents; (6) developments in the law and government regulation, including, but not limited to, revised foreign content and ownership regulations, and the outcomes of legal proceedings, regulatory disputes, or governmental investigations to which we are subject; (7) the benefits of our restructuring; (8) our success divesting of companies, assets, or brands we sell, or in integrating and supporting the companies we acquire; (9) our success in launching new products or platforms, including any new social media platform; (10) technological developments including artificial intelligence; (11) our success in retaining or recruiting, or changes required in, officers, other key employees or directors; (12) use of content creators and on-camera talent and relationships with third parties managing certain of our branded operations outside of the United States; (13) the security of our information technology systems or data; (14) disruption in our service, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure; (15) our ability to maintain the listing of our Class A common stock and warrants on The Nasdaq Stock Market LLC; and (16) those factors described under the sections entitled “Risk Factors” in the Company’s annual and quarterly filings with the Securities and Exchange Commission.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.
###
Contacts
Media Contact: juliana.clifton@buzzfeed.com
Investor Relations: investors@buzzfeed.com

BUZZFEED, INC.
Financial Highlights
(Unaudited, dollars in thousands)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2025	2024		2025	2024
Advertising	$22,589	$23,188	(3)%	$43,976	$44,132	—%
Content	10,699	6,985	53%	15,123	13,720	10%
Commerce and other	13,106	10,942	20%	23,316	20,272	15%
Total revenue	$46,394	$41,115	13%	$82,415	$78,124	5%
Loss from continuing operations	$(3,466)	$(5,591)	38%	$(17,208)	$(29,057)	41%
Net loss from continuing operations	$(10,627)	$(5,374)	(98)%	$(23,088)	$(32,324)	29%
Adjusted EBITDA	$1,984	$831	139%	$(3,910)	$(13,536)	71%

BUZZFEED, INC.
Condensed Consolidated Balance Sheets
(Unaudited, dollars and shares in thousands, except per share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$29,706	$38,648
Accounts receivable (net of allowance for doubtful accounts of $887 as at June 30, 2025 and $1,039 as at December 31, 2024)	35,947	48,944
Prepaid expenses and other current assets	19,864	13,294
Total current assets	85,517	100,886
Property and equipment, net	4,943	6,195
Right-of-use assets	30,880	28,562
Capitalized software costs, net	23,547	22,653
Intangible assets, net	12,080	11,751
Goodwill	43,304	43,304
Prepaid expenses and other assets	10,083	8,047
Total assets	$210,354	$221,398

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$9,494	$14,251
Accrued expenses	13,719	18,881
Deferred revenue	2,340	555
Accrued compensation	12,264	11,668
Current lease liabilities	19,311	22,084
Current debt	7,349	25,518
Other current liabilities	4,829	3,879
Total current liabilities	69,306	96,836
Noncurrent lease liabilities	17,628	15,138
Debt	38,333	—
Warrant liabilities	795	1,778
Other liabilities	392	704
Total liabilities	126,454	114,456

Commitments and contingencies

Stockholders’ equity
Class A Common stock, $0.0001 par value; 700,000 shares authorized; 37,521 and 37,025 shares issued; 35,694 and 37,025 outstanding at June 30, 2025 and December 31, 2024, respectively	3	3
Class B Common stock, $0.0001 par value; 20,000 shares authorized; 1,343 and 1,343 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Treasury stock, at cost, 1,827 and 0 shares at June 30, 2025 and December 31, 2024, respectively	(3,332)	—
Additional paid-in capital	732,975	730,369
Accumulated deficit	(645,355)	(621,864)
Accumulated other comprehensive loss	(3,165)	(3,735)
Total BuzzFeed, Inc. stockholders’ equity	81,127	104,774
Noncontrolling interests	2,773	2,168
Total stockholders’ equity	83,900	106,942
Total liabilities and stockholders’ equity	$210,354	$221,398

BUZZFEED, INC.
Condensed Consolidated Statements of Operations
(Unaudited, dollars and shares in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$46,394	$41,115	$82,415	$78,124
Costs and expenses
Cost of revenue, excluding depreciation and amortization	27,987	21,733	51,479	48,872
Sales and marketing	4,242	3,739	8,500	12,117
General and administrative	10,684	14,052	25,046	30,301
Research and development	2,823	2,721	5,889	5,951
Depreciation and amortization	4,124	4,461	8,709	9,940
Total costs and expenses	49,860	46,706	99,623	107,181
Loss from continuing operations	(3,466)	(5,591)	(17,208)	(29,057)
Other (expense) income, net	(5,080)	2,168	(3,782)	1,612
Interest expense, net	(1,496)	(1,495)	(2,667)	(3,704)
Change in fair value of warrant liabilities	(252)	(632)	982	(669)
Loss from continuing operations before income taxes	(10,294)	(5,550)	(22,675)	(31,818)
Income tax provision (benefit)	333	(176)	413	506
Net loss from continuing operations	(10,627)	(5,374)	(23,088)	(32,324)
Net loss from discontinued operations, net of tax	—	(1,986)	—	(10,817)
Net loss	(10,627)	(7,360)	(23,088)	(43,141)
Less: net income attributable to noncontrolling interests	193	127	403	74
Net loss attributable to BuzzFeed, Inc.	$(10,820)	$(7,487)	$(23,491)	$(43,215)
Net loss from continuing operations attributable to holders of Class A and Class B common stock:
Basic and diluted	$(10,820)	$(5,501)	$(23,491)	$(32,398)
Net loss from continuing operations per Class A and Class B common share:
Basic and diluted	$(0.28)	$(0.15)	$(0.61)	$(0.88)
Weighted average common shares outstanding:
Basic and diluted	38,080	37,007	38,380	36,792

BUZZFEED, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, USD in thousands)

	Six Months Ended June 30,
	2025	2024
Operating activities:
Net loss	$(23,088)	$(43,141)
Less: net loss from discontinued operations, net of tax	—	10,817
Net loss from continuing operations	(23,088)	(32,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,709	9,940
Unrealized gain foreign currency	(780)	(482)
Stock-based compensation	2,703	2,402
Change in fair value of warrants	(982)	669
Amortization of debt discount and deferred issuance costs	6,643	992
Deferred income tax	120	(409)
Provision for doubtful accounts	(152)	(358)
Gain on disposition of assets	—	(350)
Non-cash lease expense	9,637	8,638
Changes in operating assets and liabilities:
Accounts receivable	13,787	32,975
Prepaid expenses and other current assets	(3,990)	2,310
Accounts payable	(5,384)	(28,848)
Accrued compensation	45	653
Accrued expenses, other current liabilities, and other liabilities	(5,215)	473
Lease liabilities	(12,078)	(10,418)
Deferred revenue	1,270	(754)
Cash used in operating activities from continuing operations	(8,755)	(14,891)
Net cash used in operating activities from discontinued operations	—	(10,812)
Net cash used in operating activities	(8,755)	(25,703)

Investing activities:
Capital expenditures	(834)	(208)
Capitalization of internal-use software	(6,349)	(6,415)
Business combinations, net of cash acquired	(233)	—
Proceeds from sale of asset	300	350
Cash used in investing activities from continuing operations	(7,116)	(6,273)
Cash provided by investing activities from discontinued operations	—	108,575
Cash (used in) provided by investing activities	(7,116)	102,302

Financing activities:
Proceeds from exercise of stock options	16	1
Borrowings from Term Loan	39,175	—
Borrowings from 2X Blind Loan Commitment	2,402	—
Payment for shares withheld for employee taxes	(125)	(230)
Payment on Revolving Credit Facility	—	(33,837)
Payment of consent solicitation fees	(2,089)	—
Payment on Convertible Notes	(30,000)	(31,233)
Repurchase of common stock	(3,332)	—
Proceeds from co-financing arrangement for feature film	1,200	—
Proceeds from the issuance of common stock in connection with the at-the-market offering, net of issuance costs	(115)	—
Payment of early termination fee for Revolving Credit Facility	—	(500)
Payment of Term Loan's debt issuance costs	(687)	—
Payment of deferred issuance costs	—	(597)
Cash provided by (used in) financing activities	6,445	(66,396)
Effect of currency translation on cash and cash equivalents	484	(379)
Net (decrease) increase in cash and cash equivalents	(8,942)	9,824
Cash and cash equivalents at beginning of period	38,648	35,637
Cash and cash equivalents at end of period	$29,706	$45,461

BUZZFEED, INC.
Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss from continuing operations	$(10,627)	$(5,374)	$(23,088)	$(32,324)
Income tax provision (benefit)	333	(176)	413	506
Interest expense, net	1,496	1,495	2,667	3,704
Other expense (income), net	5,080	(2,168)	3,782	(1,612)
Depreciation and amortization	4,124	4,461	8,709	9,940
Stock-based compensation	1,326	1,698	2,703	2,402
Change in fair value of warrant liabilities	252	632	(982)	669
Restructuring(1)	—	263	1,886	3,179
Adjusted EBITDA	$1,984	$831	$(3,910)	$(13,536)
Adjusted EBITDA margin	4.3%	2.0%	(4.7)%	(17.3)%
Net loss from continuing operations as a percentage of revenue(2)	(22.9)%	(13.1)%	(28.0)%	(41.4)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Net loss from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.

BUZZFEED, INC.
Supplemental Financial Information - 2024 Quarterly Condensed Consolidated Statements of Operations
(Unaudited, USD in thousands)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Revenue	$37,009	$41,115	$55,568	56,195	$189,887
Costs and expenses
Cost of revenue, excluding depreciation and amortization	27,139	21,733	28,278	27,915	105,065
Sales and marketing	8,378	3,739	3,829	3,783	19,729
General and administrative	16,249	14,052	14,698	13,628	58,627
Research and development	3,230	2,721	2,581	2,323	10,855
Depreciation and amortization	5,479	4,461	4,609	4,597	19,146
Total costs and expenses	60,475	46,706	53,995	52,246	213,422
(Loss) income from continuing operations	(23,466)	(5,591)	1,573	3,949	(23,535)
Other (expense) income, net	(556)	2,168	2,226	(5,443)	(1,605)
Interest expense, net	(2,209)	(1,495)	(1,483)	(1,595)	(6,782)
Change in fair value of warrant liabilities	(37)	(632)	87	(790)	(1,372)
(Loss) income from continuing operations before income taxes	(26,268)	(5,550)	2,403	(3,879)	(33,294)
Income tax provision (benefit)	682	(176)	(109)	265	662
Net (loss) income from continuing operations	(26,950)	(5,374)	2,512	(4,144)	(33,956)
Net (loss) income from discontinued operations, net of tax	(8,832)	(1,986)	(378)	35,224	24,028
Net (loss) income	(35,782)	(7,360)	2,134	31,080	(9,928)
Less: net (loss) income attributable to noncontrolling interests	(53)	127	45	49	168
Net (loss) income attributable to BuzzFeed, Inc.	$(35,729)	$(7,487)	$2,089	$31,031	$(10,096)
Net (loss) income from continuing operations attributable to holders of Class A and Class B common stock:
Basic	$(26,897)	$(5,501)	$2,467	$(4,193)	$(34,124)
Diluted	$(26,897)	$(5,501)	$2,467	$(4,193)	$(34,124)
Net (loss) income from continuing operations per Class A and Class B common share:
Basic	$(0.74)	$(0.15)	$0.07	$(0.11)	$(0.91)
Diluted	$(0.74)	$(0.15)	$0.06	$(0.11)	$(0.91)
Weighted average common shares outstanding:
Basic	36,578	37,007	37,949	38,200	37,386
Diluted	36,578	37,007	38,608	38,200	37,386

Minor differences may exist due to rounding.

BUZZFEED, INC.
Supplemental Financial Information - 2024 Quarterly Reconciliation of GAAP to Non-GAAP
(Unaudited, USD in thousands)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Net (loss) income from continuing operations	$(26,950)	$(5,374)	$2,512	$(4,144)	$(33,956)
Income tax provision (benefit)	682	(176)	(109)	265	662
Interest expense, net	2,209	1,495	1,483	1,595	6,782
Other expense (income), net	556	(2,168)	(2,226)	5,443	1,605
Depreciation and amortization	5,479	4,461	4,609	4,597	19,146
Stock-based compensation	704	1,698	1,691	1,438	5,531
Change in fair value of warrant liabilities	37	632	(87)	790	1,372
Restructuring(1)	2,916	263	—	—	3,179
Transaction-related costs(2)	—	—	183	497	680
Litigation costs(3)	—	—	—	450	450
Adjusted EBITDA	$(14,367)	$831	$8,056	$10,931	$5,451
Adjusted EBITDA margin	(38.8)%	2.0%	14.5%	19.5%	2.9%
Net (loss) income from continuing operations as a percentage of revenue(4)	(72.8)%	(13.1)%	4.5%	(7.4)%	(17.9)%
________________________________

(1) We exclude restructuring expenses from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparison to our past operating performance.

(2) Reflects transaction-related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or contemplated transaction and include professional fees, integration expenses, and certain costs related to integrating and converging IT systems.

(3) Reflects costs related to litigation that are outside the ordinary course of our business. We believe it is useful to exclude such charges because we do not consider such amounts to be part of the ongoing operations of our business and because of the singular nature of the claims underlying the matter.

(4) Net (loss) income from continuing operations as a percentage of revenue is included as the most comparable GAAP measure to Adjusted EBITDA margin, which is a Non-GAAP measure.